                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                               Troy Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             [TROY GROUP, INC. LOGO]

                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 5, 2001

                                ----------------

TO THE STOCKHOLDERS OF TROY GROUP, INC.:

         The Annual Meeting of Stockholders of Troy Group, Inc., a Delaware corporation, will be held on Thursday, April 5, 2001, at 2:00 p.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, for the following purposes:

         1. To elect eight persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

         2. To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, certified public accountants, as our independent auditors for our fiscal year ending November 30, 2001.

         3. To transact any other business that properly comes before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on February 28, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournments of the meeting. It is important that your shares be represented at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided, regardless of whether you plan to attend in person.

                                      By Order of the Board of Directors,

                                      /s/ Del L. Conrad

                                      Del L. Conrad
                                      SECRETARY

March 16, 2001
Santa Ana, California

================================================================================
IMPORTANT: THE PROMPT RETURN OF YOUR PROXY CARD WILL SAVE TROY GROUP THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
================================================================================

                            [TROY GROUP, INC. LOGO]

                            2331 SOUTH PULLMAN STREET
                           SANTA ANA, CALIFORNIA 92705

                                ----------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 5, 2001

                                ----------------

                                  INTRODUCTION

         The Annual Meeting of Stockholders of Troy Group, Inc., a Delaware corporation, will be held on Thursday, April 5, 2001, at 2:00 p.m., local time, at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, for the purposes set forth in the accompanying Notice of Meeting.

         A proxy card is enclosed for your use. You are solicited on behalf of our Board of Directors to MARK AND SIGN THE PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding the materials to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of our common stock.

         Any proxy given to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy. Any stockholder giving a proxy may revoke it any time prior to its use at the Annual Meeting by giving a written revocation notice to our Secretary, by filing a revoking instrument or a duly executed proxy bearing a later date with our Secretary or by attending the Annual Meeting and voting in person. Proxies that are signed by stockholders but that lack any specific voting instructions will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of each of the nominees listed in this proxy statement.

         OUR BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

         We expect that this proxy statement, the proxy and notice of meeting will first be mailed to our stockholders on or about March 16, 2001.

                                VOTING OF SHARES

         Our Board of Directors has fixed the close of business on February 28, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On February 28, 2001, 10,921,032 shares of our common stock, $.01 par value, were outstanding. Each outstanding share on that date entitles its holder to one vote in person or by proxy on each matter to be voted on at the Annual Meeting, voting together as a single class.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is required for a quorum for the transaction of business. In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects votes withheld from the director nominee or an abstention (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

         Because the eight director nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting will be elected as directors, votes that are withheld from the election of director nominees will be excluded entirely from the vote and will have no effect. The other proposal described in this proxy statement requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that proposal. Shares voted as abstaining on this proposal will be treated as voting shares that were not cast in favor of the proposal, and thus will be counted as votes against the particular proposal. Shares represented by a proxy card including any broker non-vote on a matter will be treated as shares not voting on that matter, and thus will not be counted in determining whether that matter has been approved.

         Shares of common stock represented by properly executed proxy cards will be voted according to the choices specified. Proxies that are signed by stockholders but that lack any voting instructions will be voted in favor of the election as directors of the nominees for director listed in this proxy statement, in favor of the other proposal described in this proxy statement and, with respect to any other business that may properly come before the Annual Meeting, according to the best judgment of the proxies named on the proxy card.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of February 28, 2001, information regarding the beneficial ownership of our common stock by (a) each stockholder who is known by us to own beneficially more than 5% of the outstanding common stock, (b) each director and each nominee, (c) each executive officer named in the Summary Compensation Table on page 10 under the heading "Executive Compensation," and (d) all our executive officers and directors as a group.

         Unless otherwise noted, each of the stockholders listed in the table possesses sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of February 28, 2001, there were 10,921,032 shares of common stock outstanding.


                                                                         SHARES OF COMMON STOCK
                                                                           BENEFICIALLY OWNED
                                                                           ------------------
                                                                                             PERCENT
                  NAME OF BENEFICIAL OWNER                           AMOUNT                 OF CLASS
                  ------------------------                           ------                 --------
                  Patrick J. Dirk (1)......................          5,670,000 (2)            51.9%
                  Mary J. Dirk (1).........................          5,670,000 (2)            51.9%
                  Brian P. Dirk (1)........................            488,537 (3)             4.5%
                  Robert S. Messina (1)....................            284,990 (4)             2.6%
                  Del L. Conrad (1)........................             10,575 (5)              *
                  Norman B. Keider.........................             20,000 (6)              *
                  John B. Zaepfel..........................             20,000 (6)              *
                  William P. O'Reilly......................             27,142 (6)              *
                  Gene A. Bier.............................             20,000 (6)              *
                  Dr. Harold L. Clark......................             20,000 (6)              *
                  All directors and executive officers as
                     a group (9 persons)...................          6,561,244 (7)            59.2%

-------------
*        Less than 1% of the outstanding shares.

(1)      Address:  2331 South Pullman Street, Santa Ana, California 92705.

(2) Consists of 5,670,000 shares that Patrick J. and Mary J. Dirk hold as trustees under The Dirk Family Trust UTD March 6, 1990.

(3) Mr. Brian Dirk's beneficial ownership includes 46,785 shares that Mr. Brian Dirk holds as a trustee under the Dirk 1998 Alaska Trust and 6,000 shares of common stock issuable upon exercise of stock options.

(4) Mr. Messina's beneficial ownership includes 40,000 shares of common stock issuable upon exercise of stock options.

(5) Mr. Conrad's beneficial ownership includes 10,000 shares of common stock issuable upon exercise of stock options.

(6) Consists or includes 20,000 shares that the named individual has the right to acquire within 60 days upon the exercise of options. The address for Mr. Keider is 7569 Caminito Avola, LaJolla, CA 92037. The address for Mr. Zaepfel is 500 Birch Street, Newport Beach, CA 92660. The address for Mr. O'Reilly is 2000 Town Center, Suite 690, Southfield, MI 48075. The address for Mr. Bier is 2820 Holly Lane North, Plymouth, MN 55447. The address for Dr. Clark is 38388 Rock Creek Circle, Temecula, CA 92592.

(7) Includes 156,000 shares that directors and executive officers have the right to acquire within 60 days upon the exercise of options.


                              ELECTION OF DIRECTORS

NOMINATION

         Our bylaws provide that our Board will consist of between one and fifteen members, with the number of directors determined from time to time by our Board. The number of directors is currently set at eight.

         Our Board has nominated the eight individuals identified below to serve as directors until the next annual meeting of our stockholders or until their respective successors are elected and qualified. All of the nominees are current members of our Board.

         Our Board recommends a vote FOR the election of each of the nominees listed below. The eight nominees at the Annual Meeting who receive the greatest number of votes cast for the election of directors at the meeting will be elected as directors. In the absence of other instructions, the proxies will be voted FOR each of the individuals named below. If prior to the Annual Meeting our Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that would have otherwise been voted for such nominee will be voted for a substitute nominee as selected by our Board. Alternatively, the proxies may, at our Board's discretion, be voted for only the remaining nominees. Our Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following information has been furnished to us as of February 28, 2001 by the respective nominees for director.


NAME OF NOMINEE               AGE     PRINCIPAL OCCUPATION                                         DIRECTOR SINCE
---------------               ---     --------------------                                         --------------
Patrick J. Dirk                61     Chairman of the Board, Director and Chief Executive               1982
                                      Officer of Troy Group and related subsidiaries

Robert S. Messina              51     President, Chief Operating Officer and Director of                1999
                                      Troy Group

Brian P. Dirk                  36     Vice President and Director of Troy Group                         1999

Norman B. Keider               69     Self-Employed Management Consultant                               1999

John B. Zaepfel                64     Managing Partner of Zaepfel Group                                 1999

William P. O'Reilly            55     Self-Employed Consultant                                          1999

Gene A. Bier                   62     President and Chief Executive Officer of XCORP                    1999
                                      Business Development, Inc.

Dr. Harold L. Clark            65     Advisor to Technology Companies                                   1999

OTHER INFORMATION ABOUT NOMINEES

         PATRICK J. DIRK has been Chairman of the Board, Chief Executive Officer and a Director since he co-founded Troy Group with his wife in May 1982. From May 1982 until August 1999, Mr. Dirk served as President of Troy Group. Mr. Dirk is also Chairman of the Board and Chief Executive Officer of Troy Group's subsidiaries. From 1973 until 1982, Mr. Dirk was employed in various capacities by Kroy Inc., a manufacturer of automated lettering machines and related products, serving as President and a director from 1980 to 1982. Mr. Dirk also serves as a member of the boards of directors and advisory boards of several private companies, none of which compete with Troy Group. Mr. Dirk devotes substantially all of his efforts to Troy Group and its subsidiaries. Mr. Dirk is the father of Brian P. Dirk.

         ROBERT S. MESSINA has been President, Chief Operating Officer and a Director of Troy Group since August 1999. Mr. Messina previously served as Executive Vice President of Troy Group from April 1998 to August 1999 and the President and Chief Operating Officer of Troy Systems International from December 1996 to August 1999. From December 1995 through December 1996, Mr. Messina served as the Executive Vice President and General Manager of Troy Systems International and from July 1994 through December 1995 he served as its Vice

President Sales and Marketing. From January 1992 through March 1994, he was the General Manager of Omninote, a division of Telautograph Corp., a network communications company.

         BRIAN P. DIRK has been our Vice President since May 1996. He was a member of our Board of Directors from that date until October 30, 1998. He again became a director in July 1999. Mr. Dirk's primary responsibility is Vice President, Corporate Development. His duties include managing our acquisition and alliance strategies and staff. Prior to this, he served as Vice President of International and Federal Government Sales. Since joining us in 1989, Mr. Dirk has held various management positions, including Director of Business Development and International Sales Manager. Mr. Dirk is the son of Patrick J. Dirk.

         NORMAN B. KEIDER has been a Director since July 1999. Since August 1993, Mr. Keider has been a self employed management consultant. Mr. Keider served as a Managing Director of A.T. Kearney, an executive search-consulting firm from January 1989 to August 1993. From April 1986 to January 1989, he was a partner with Keider-Zupsic Associates, an executive search consulting company. Mr. Keider also served as a partner for Arthur Young & Company, an accounting and consulting company from December 1979 to April 1986. From January 1978 to December 1979, he was a self-employed consultant for acquisition searches. From December 1972 to January 1978, Mr. Keider was the President and Chief Executive Officer of Atlas Powder Company, a manufacturer of commercial explosives.

         JOHN B. ZAEPFEL has been a Director since July 1999. Since June 1991, Mr. Zaepfel has been a Managing Partner of the Zaepfel Group, a middle market consulting firm specializing in strategic facilitation and planning. Mr. Zaepfel has served as Chief Executive Officer of several companies. He currently serves as a Director for nine companies including one publicly traded company, RemedyTemp, Inc. From January 1985 to May 1989, Mr. Zaepfel was the founder and Chief Executive Officer of CPG International, Inc., a manufacturer and marketer of fine art, graphic art, engineering, drafting and media supplies. From 1974 to 1984, Mr. Zaepfel was President and Chief Executive Officer of Chartpak and Pickett Industries, then wholly-owned subsidiaries of Times Mirror. Mr. Zaepfel was General Manager of Chartpak, a division of Avery International from 1990 to 1993.

         WILLIAM P. O'REILLY has been a Director since July 1999. Mr. O'Reilly is currently a self-employed consultant. Mr. O'Reilly was the Chief Executive Officer of Eltrax Systems, Inc. from January 1997 to December 2000. Mr. O'Reilly has also been the Chairman of the Board of Directors of Eltrax since August 1995 and a Director of Eltrax since July 1995. For the past 15 years, Mr. O'Reilly has been a private investor and entrepreneur who has managed several business ventures. In 1989, Mr. O'Reilly formed a group of investors to acquire Military Communications Center, Inc., where he served as Chairman of the Board and Chief Executive Officer from 1989 to 1994. In 1986, Mr. O'Reilly founded Digital Signal, Inc., a provider of fiber optic capacity to long distance carriers in the telecommunications industry. Mr. O'Reilly served as Digital Signal's Chief Executive Officer from 1986 to 1989. In 1980, Mr. O'Reilly founded Lexitel Corporation, a long distance carrier that was subsequently acquired by ALC Communications, Inc., and served as its Chairman of the Board and Chief Executive Officer from 1980 to 1984. Mr. O'Reilly is also a Director of Triscape, Inc., a builder and operator of international communication networks which provides voice, video and data services.

         GENE A. BIER has been a Director since July 1999. Since 1987, Mr. Bier has been the President and Chief Executive Officer of XCORP Business Development, Inc., a consulting and investment company. From July 1986 to February 1996, Mr. Bier was a Director of Eltrax Systems, Inc. and served as its Chairman from September 1989 to March 1990. From June 1983 to January 1987, Mr. Bier was Chief Executive Officer of U.S. West Communications, formerly Minnesota Northwestern Bell. From September 1978 to June 1983, he was Vice President and from August 1963 to September 1978, he held various positions in the Bell System. Mr. Bier has served on the Boards of many local organizations, including the Minnesota Business Partnership, Inc., the Greater Minneapolis Metropolitan Housing Corporation, the United Way of Minneapolis and the Metropolitan Medical Center. Mr. Bier was Chairman of the Greater Minneapolis Chamber of Commerce, the Governor's Jobs Training Counsel, the Minnesota State Lottery Board and the Urban Coalition.

         DR. HAROLD L. CLARK has been a Director since July 1999. Dr. Clark has been serving as an advisor to technology companies since his resignation as Chairman of Max Internet Communications in November 2000. Prior to this position, Dr. Clark served as XCD's Chairman from July 1995 until it became Troy Group XCD in October 1998. From April 1993 to August 1995, Dr. Clark was the Chief Executive Officer and Co-Chairman of AmeriQuest Technologies, Inc., a distributor of computer technology solutions to value-added resellers, systems integrators, distributors and computer dealers. Dr. Clark also acted as a consultant to AmeriQuest from August 1995 to December 1995. From April 1993 to December 1993, Dr. Clark was the President and Chief Executive Officer of an AmeriQuest subsidiary, CDS Distribution, Inc. Dr. Clark was the President of Everex Systems, Inc., a supplier of server, workstation, notebook and desktop solutions from February 1991 to December 1992. From October 1984 to April 1990, Dr. Clark was President and Vice Chairman of Ingram Micro, a wholesale distributor of technology products and services.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES

         Our Board of Directors has established an Audit Committee and a Compensation Committee, each of which became active upon our initial public offering in July 1999. We have not established a standing nominating committee.

         The Audit Committee provides assistance to our Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices and reviews the annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee consists of Messrs. Zaepfel and Clark. The Audit Committee met three times during fiscal 2000.

         The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board concerning executive officer and director compensation. The Compensation Committee consists of Messrs. Keider and O'Reilly. The Compensation Committee met three times during fiscal 2000.

         Our Board held seven meetings during fiscal 2000 and each of the directors attended, either in person or by telephonic conference, 75% or more of the meetings of our Board and all such committees on which such director served during fiscal 2000.

DIRECTOR COMPENSATION

         Directors who are employees receive no separate compensation for their service as directors. Our non-employee directors receive $1,500 for each regular meeting of our Board of Directors, $750 for each special meeting of our Board of Directors and $750 for each meeting of the committees on which they serve. Non-employee directors are also reimbursed for travel expenses for attending Board and committee meetings.

         Our 1998 Stock Incentive Plan provides for the grant of stock based awards to eligible key employees, officers and directors. On May 23, 2000, we granted each non-employee director a ten-year option to purchase 10,000 shares of common stock at an exercise price of $8.75 per share, the fair market value of the common stock on that date. These options became exercisable on August 21, 2000. Pursuant to the Plan, an option will, to the extent exercisable on termination of a director's service, remain exercisable for a period of three months after such termination of service of a director, except that, if termination of service is due to death, disability or retirement, an option will remain exercisable for a period of one year, but never beyond the option's original term. In the event of a change in control of Troy Group (as discussed more fully below under the heading "Management Agreements"), these options will become immediately and fully exercisable for the remainder of their respective terms.

AUDIT COMMITTEE REPORT

         Notwithstanding anything to the contrary set forth in any of Troy Group's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

MEMBERSHIP AND ROLE OF THE  AUDIT COMMITTEE

         The Audit Committee consists of Messrs. Zaepfel and Clark, each of whom is a member of our Board of Directors and qualifies as "independent" as defined under the National Associations of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by our Board of Directors which is included in this proxy statement as Appendix A.

         The primary function of the Audit Committee is to provide advice with respect to Troy Group's financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

               - serve as an independent and objective party to monitor Troy Group's financial reporting process and internal control system;

               - review and appraise the audit efforts of Troy Group's independent accountants and internal audit department;

               - evaluate Troy Group's quarterly financial performance as well as its compliance with laws and regulations;

               - oversee management's establishment and enforcement of financial policies and business practices; and

               - provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and our Board of Directors.

REVIEW OF TROY GROUP'S AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2000

         The Audit Committee has reviewed and discussed Troy Group's audited financial statements for the fiscal year ended November 30, 2000 with Troy Group's management. The Audit Committee has discussed with McGladrey & Pullen, LLP, Troy Group's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of McGladrey & Pullen, LLP with them.

         Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that Troy Group's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2000 for filing with the SEC.

                                                   AUDIT COMMITTEE

                                                   John B. Zaepfel
                                                   Dr. Harold L. Clark

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation paid or earned during fiscal 1998, 1999 and 2000 by our Chief Executive Officer and our three other executive officers, all of whom received or earned cash and non-cash salary and bonus of more than $100,000 for fiscal 2000.

                           SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                              ANNUAL COMPENSATION                   AWARDS
                                  -----------------------------------------      ------------
                                                               OTHER ANNUAL       SECURITIES
  NAME AND                                                     COMPENSATION       UNDERLYING           ALL OTHER
  PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)(1)         ($)(2)          OPTIONS(#)     COMPENSATION ($)(3)
  ------------------      ----    ---------   -----------         ------          ----------     -------------------
  Patrick J. Dirk         2000    $250,000      $66,750           $3,525              --                $5,100
    CHAIRMAN OF THE       1999     225,000      110,000            7,320              --                 4,800
    BOARD, AND  CHIEF     1998     225,000       68,730            9,855              --                 5,000
    EXECUTIVE OFFICER

  Robert S. Messina       2000     240,000       53,400           12,840              --                 5,100
    PRESIDENT, CHIEF      1999     160,000      174,372           11,040            200,000              4,183
    OPERATING OFFICER     1998     160,000       90,768            5,400              --                 4,041
    AND DIRECTOR

  Brian P. Dirk           2000     160,000       25,000            2,775              --                 5,100
    VICE PRESIDENT        1999     150,000       46,000            3,525             30,000              3,409
    AND DIRECTOR          1998     115,000      114,106            3,825              --                 3,058

  Del L. Conrad           2000     165,000       20,500            5,400              --                 4,069
    CHIEF FINANCIAL       1999     140,000       40,000            5,400             35,000              4,057
    OFFICER, TREASURER    1998     130,000       16,250            4,050              --                 3,812
    AND SECRETARY

--------------
(1) Figures for fiscal year 2000 represent performance bonuses of $66,750, $53,400, $25,000 and $20,500 for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively. Figures for fiscal year 1999 represent performance bonuses of $110,000, $100,000, $46,000 and $40,000 for
         Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively. Also includes commissions of $74,372 for Mr. Messina. Figures for fiscal year 1998 represent performance bonuses of $68,730, $45,500, $50,000 and $16,250 for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively. Also includes commissions of $45,268 and $64,106 for Messrs. Messina and Brian Dirk.

(2) Figures for fiscal year 2000 represent $3,525, $8,100, $2,775 and $5,400 for automobile usage for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad, respectively, and $4,740 for reimbursement of social club membership fees for Mr. Messina. Figures for fiscal year 1999 represent $4,725, $6,300, $3,525 and $5,400 for automobile usage for Messrs. Patrick Dirk,

         Messina, Brian Dirk and Conrad, respectively, and $2,595 and $4,740 for reimbursement of social club membership fees for Mr. Patrick Dirk and Mr. Messina respectively. Figures for fiscal year 1998 represent $5,250, $5,400, $3,825 and $4,050 for automobile usage for Messrs. Patrick Dirk, Messina, Brian Dirk and Conrad and $4,605 for reimbursement of social club membership fees for Mr. Patrick Dirk.

(3) All figures represent matching contributions under Troy Group's 401(k) Plan. We also paid premiums for split-dollar life insurance policies covering Patrick J. Dirk, which amounts we will recover from the policies. See "Certain Transactions."

OPTION GRANTS AND EXERCISES

         The following tables summarize option grants and exercises during the fiscal year ended November 30, 2000 to or by each of the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such persons at November 30, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                    INDIVIDUAL GRANTS
                                                    -----------------
                                               PERCENT OF TOTAL
                       NUMBER OF SECURITIES     OPTIONS GRANTED                                        GRANT DATE
                        UNDERLYING OPTIONS      TO EMPLOYEES IN    EXERCISE OR BASE    EXPIRATION        PRESENT
NAME                        GRANTED (#)           FISCAL YEAR        PRICE ($/SH)         DATE          VALUE ($)
----                        -----------           -----------        ------------      ----------       ---------
Patrick J. Dirk                 --                    --                 --                --              --

Robert S. Messina               --                    --                 --                --              --

Brian P. Dirk                   --                    --                 --                --              --

Del L. Conrad                   --                    --                 --                --              --

                         AGGREGATED OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                          NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                          SHARES                     OPTIONS AT FISCAL YEAR END (#)        AT FISCAL YEAR END ($)(1)
                       ACQUIRED ON       VALUE       ------------------------------        -------------------------
NAME                   EXERCISE (#)   REALIZED ($)   EXERCISABLE      UNEXERCISABLE        EXERCISABLE UNEXERCISABLE
----                   ------------   ------------   -----------      -------------        ----------- -------------
Patrick J. Dirk            --              --            --                 --                 --            --

Robert S. Messina          --              --          40,000            160,000               $0            $0

Brian P. Dirk              --              --           6,000             24,000               $0            $0

Del L. Conrad              --              --          10,000             25,000               $0            $0

------------------

(1) The values indicated are based on the difference between the fair market value of one share of common stock on November 30, 2000 ($5.84) and the exercise prices of the respective options, ranging from $6.75 to $8.01 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

MANAGEMENT AGREEMENTS

         MESSINA NON-COMPETITION AGREEMENT. On November 27, 1996, we entered into a non-competition agreement with Robert Messina regarding his services as President and Chief Operating Officer of Troy Group Systems International. Under the terms of this agreement, we granted Mr. Messina an option to purchase 244,990 shares of common stock at an exercise price of $0.41 per share expiring on November 25, 2006. This option, which became fully vested upon completion of our initial public offering in July 1999, was exercised by Mr. Messina during fiscal 1999. Our agreement with Mr. Messina requires him to maintain the confidentiality of our proprietary information and prohibits him from engaging in competitive activity for a three-year period after his termination.

         CHANGE IN CONTROL ARRANGEMENTS. Under our 1998 Stock Incentive Plan, if a "change in control" of Troy Group occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all options that have been outstanding at least three months will become immediately exercisable for the remainder of their terms, regardless of whether the participants to whom such options have been granted remain the employ or service of Troy Group or any subsidiary. Under the terms of their respective option agreements, all of the options granted to our executive officers will be subject to such accelerated vesting upon a change in control.

         In addition, upon a change in control, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the options. The acceleration of the exercisability of options under the Plan may be limited, however, if the acceleration would be subject to an excise tax imposed upon "excess parachute payments."

         The Plan also provides that if a "change in control" of Troy Group occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

               - all stock appreciation rights that have been outstanding at least three months will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of Troy Group or any subsidiary;

               - all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

               - all outstanding performance units and stock bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and reflected in the award agreement.

         Under the Plan, a "change in control" will include any of the following:

               - the sale or other disposition of substantially all of our assets;

               - the approval by our stockholders of a Plan or proposal for the liquidation or dissolution of Troy Group;

               - a merger or consolidation to which we are a party if our stockholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities unless such transaction was approved in advance by the "continuity directors," which are the directors as of the effective date of the Plan or any persons who subsequently become directors and whose election or nomination was approved by a majority vote of the continuity directors, or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities, regardless of any approval by the continuity directors;

               - any person becoming, after the effective date of the Plan, the beneficial owner of (A) 20% or more, but less than 50%, of the combined voting power of our outstanding securities, unless the transaction was approved in advance by the continuity directors, or (B) 50% or more of the combined voting power of our outstanding securities, regardless of any approval by the continuity directors; or

               - the continuity directors cease for any reason to constitute at least a majority of our Board.

         Notwithstanding anything in the foregoing to the contrary, no change in control will be deemed to have occurred for purposes of the Plan by virtue of certain transfers among the members of Patrick J. Dirk's family or family trusts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee reviews general programs of compensation and benefits for all employees and makes recommendations to our Board of Directors concerning compensation paid to our executive officers, directors and certain key employees. Compensation paid to these individuals is reviewed and set annually by the Compensation Committee to coincide with our fiscal year.

         The Compensation Committee also administers our stock-based compensation plans, including our 1998 Stock Incentive Plan, which allows the Compensation Committee to grant incentive stock options, non-statutory stock options, restricted stock awards, stock appreciation rights, performance units and stock bonuses to eligible key employees, officers, directors and consultants.

         COMPENSATION PHILOSOPHY AND OBJECTIVES. The overall philosophy underlying the decisions and recommendations of the Compensation Committee is to recognize and reward results and achievement at both the individual and company level by linking compensation to such achievement. Consistent with this philosophy, the Compensation Committee has set the following objectives for our executive compensation program:

               - Encourage the achievement of desired individual and company performance goals by rewarding such achievements.

               - Provide a program of compensation that is competitive with comparable companies to enable us to attract and retain key executive talent.

               - Align the interests of our executives with the interests of our stockholders by linking compensation to company performance and ensuring that our executives have opportunities for long-term stock ownership.

         In making its recommendations to our Board of Directors, the Compensation Committee considers factors such as company performance, both in isolation and in comparison to companies of comparable profitability, complexity and size; the individual performance of each executive officer; our historical compensation levels; the overall competitive environment for executives and the level of compensation necessary to attract and retain the level of key executive talent that we desire. In analyzing these factors, the Compensation Committee may from time to time review competitive compensation data gathered in comparative surveys or collected by independent consultants.

         EXECUTIVE COMPENSATION PROGRAM COMPONENTS. Prior to our July 1999 initial public offering, executive compensation was established by Patrick Dirk with assistance and information provided by outside advisors. Accordingly, the compensation reported as paid to our executive officers in fiscal 1999 and 1998 in this proxy statement was determined by Mr. Dirk and not by the Compensation Committee and the compensation reported as paid in fiscal 2000 was determined by the Compensation Committee.

         Since the date of our initial public offering, our Compensation Committee has established an executive compensation program consisting of base salary, annual cash bonus compensation, long-term incentive opportunities under the 1998 Plan and other benefits. Each element of this compensation program is discussed in greater detail below.

                  BASE SALARY. Each executive officer's base salary is determined annually by the Compensation Committee and ratified by our Board of Directors after considering the compensation levels of executives at comparable companies in our industry, the potential impact of the individual on company performance, the level of skill, responsibility and experience required by the individual's position and the other factors described above. In evaluating comparable company compensation, the Compensation Committee places particular emphasis on data for companies with revenues similar to our forecasted revenues for the relevant fiscal year.

                  ANNUAL CASH BONUSES. The Compensation Committee utilizes annual cash bonuses to provide a direct financial incentive to the Company's executive officers. Under the executive officer bonus program administered by the Compensation Committee, each executive is eligible to receive bonus, subject to achievement of specified company goals. For fiscal 2000, bonuses payable to Messrs. Messina, Conrad and Patrick Dirk are tied to achievement of budgeted earnings before interest and taxes. Bonuses payable to Mr. Brian Dirk for fiscal 2000 are tied to successful completion of acquisitions by the company. The actual amount of bonus payable to Messrs. Messina, Patrick Dirk and Brian Dirk will correlate with the degree to which we achieve or exceed the relevant company goal.

                  LONG-TERM INCENTIVE COMPENSATION. The Compensation Committee makes long-term incentive compensation available to our executive officers through its administration of the 1998 Plan, as discussed above. From time to time the Compensation Committee evaluates equity ownership by our executive officers and may grant stock-based compensation under the 1998 Plan in order to reward such executives for their contributions to achievement of company objectives and to further align their interests with those of our stockholders. During fiscal 2000, no options were granted to the executive officers. Due to his significant stockholdings Mr. Dirk was not granted additional stock-based compensation in fiscal 2000.

                  OTHER BENEFITS. In addition to the compensation described above, our executive officers receive benefits under our insurance, 401(k) and employee stock purchase plans, each of which is generally available to our other employees. We also compensate each of our executive officers for automobile expense and Mr. Messina for social club membership fees.

         For fiscal 1998 and 1999, we paid sales commissions to certain of our executive officers. In establishing the compensation program outlined above, the Compensation Committee has determined to phase out all sales commissions at the executive officer level.

         SECTION 162(m). Section 162(m) of the Internal Revenue Code of 1986 limits our ability to deduct certain compensation in excess of $1 million paid to our chief executive officer and each of our four other most highly compensated executives. In 2000, we did not pay "compensation" within the meaning of Section 162(m) in excess of $1 million to our executive officers, and we do not believe that we will do so in the near future. As a result, we have not established a policy for qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.


                                           COMPENSATION COMMITTEE

                                           Norman B. Keider
                                           William P. O'Reilly

COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on our common stock to the total cumulative return on the Nasdaq Market Index and an industry index based on Standard Industrial Code 3570-3579 (Computer and Office Equipment) during the period from our initial public offering on July 21, 1999 to November 30, 2000. The graph assumes a $100 investment in common stock, the Nasdaq Market Index and the industry index on July 21, 1999 and the reinvestment of all dividends.


             DATE             COMPANY        SIC INDEX       NASDAQ MARKET INDEX
July 21, 1999                  100.0           100.0                100.0
November 30, 1999              184.8           143.6                124.2
May 31, 2000                   132.1           157.5                125.8
November 30, 2000              66.1            116.3                 96.3

CERTAIN TRANSACTIONS

         Prior to April 1998, Troy Group and its subsidiary, Troy Group Systems International, were 100% beneficially owned by Patrick J. and Mary J. Dirk as trustees under The Dirk Family Trust UTD March 6, 1990, the trustee of The Dirk 1997 Education Trust, the trustees of the Dirk 1998 Alaska Trust, Brian P. Dirk and Patrick J. Dirk's other three children. For convenience, we refer to each of these individuals and trusts collectively as the Dirk stockholders.

         We lease a total of 77,000 square feet at our West Virginia facility from Dirk Investments, Inc. Dirk Investments is wholly-owned by the Dirk stockholders. This lease expired on September 1, 2000 and is currently on a month-to-month basis and provides for rent, effective as of December 1998, of approximately $22,500 per month. Total rental payments made by us for the fiscal year ended November 30, 2000 were approximately $270,000.

         We and the Dirk stockholders are also parties to a Tax Agreement Relating to S Corporation Distributions. Under this agreement, we have agreed to indemnify the Dirk stockholders for any adjustments causing an increase in their federal and state income tax liability, including interest and penalties, related to tax years prior to October 30, 1998. Subject to certain limitations, this agreement also provides that the Dirk stockholders will reimburse us for any amounts refunded to them as a result of the loss of the S corporation status of Troy Group or Troy Group Systems. Any payment made by us to the Dirk stockholders pursuant to this agreement may be considered by the Internal Revenue Service or state taxing authorities to be nondeductible by Troy Group or Troy Group Systems for income tax purposes.

         We entered into a split dollar life insurance arrangement whereby we pay the underlying life insurance premiums on policies covering Patrick J. Dirk and his spouse as a condition of Mr. Dirk's continued employment with us. Pursuant to this arrangement, we make quarterly payments of $100,000 for a $23 million dollar policy, semi-annual payments of $8,756 for a $7 million policy and annual payments of $10,850 for a $1 million policy. We will recover all split-dollar premiums paid by us from the policies. We have a collateral assignment of the cash surrender value of the life insurance and an unsecured receivable from Mr. Dirk's heirs for the difference between the premiums paid and the cash surrender value of these policies. Mr. Dirk's heirs, including Brian Dirk who is a director and executive officer of Troy, are third-party beneficiaries of these policies. At November 30, 2000, we recorded $1,058,000 as an other asset that represents the policy premiums paid to date.

         All future transactions, including any loans from us to our officers, directors, principal shareholders or affiliates, will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                         RATIFICATION OF APPOINTMENT OF

                              INDEPENDENT AUDITORS

APPOINTMENT OF AUDITORS

         Our Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, as our auditors for the year ending November 30, 2001 and wishes to submit the selection of McGladrey & Pullen, LLP to the stockholders for ratification.

         Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT FEES

         McGladrey & Pullen, LLP's fees for our 2000 annual audit and reviews of our quarterly financial statements were $145,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         McGladrey & Pullen, LLP did not render any services to us in 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

         McGladrey & Pullen, LLP's fees for all other services rendered to us in 2000 were $80,000 for tax preparation, tax planning other tax consulting, $117,000 for merger and acquisition assistance, $51,000 for human resources consulting and $25,000 for research regarding accounting issues and other matters.

BOARD RECOMMENDATION

         Our Board recommends a vote FOR ratification of the appointment of McGladrey & Pullen, LLP as our auditors for the year ending November 30, 2001. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of McGladrey & Pullen, LLP.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended November 30, 2000, all Section 16(a) reports required to be filed by our executive officers, directors and greater-than-10% stockholders were filed on a timely basis, except that Mr. Zaepfel failed to timely file a Form 5 reporting a stock option grant received in May 2000, Messrs. Messina and Brian Dirk, each failed to file a Form 5 reporting a stock option grant received in August 1999 and September 1999, respectively, Mr. Keider failed to timely file a Form 4 reporting a cashless option exercise in April 2000 and Mr. O'Reilly failed to timely file a Form 4 reporting a purchase in the open market in July 1999.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

         Stockholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Stockholders must be received by us on or before November 20, 2001 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

         A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 2, 2002. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.


                                 OTHER BUSINESS

         We know of no business that will be presented for consideration at the Annual Meeting other than that described in this proxy statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our Board will be voted according to the judgment of the person or persons voting the proxies.


                                  ANNUAL REPORT

         UPON WRITTEN REQUEST, WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED NOVEMBER 30, 2000 TO EACH PERSON WHO WAS A STOCKHOLDER OF TROY GROUP AS OF FEBRUARY 28, 2001. REQUESTS SHOULD BE SENT TO: TROY GROUP, INC., 2331 SOUTH PULLMAN STREET, SANTA ANA, CALIFORNIA 92705 ATTN: STOCKHOLDER INFORMATION.



                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Patrick J. Dirk

                                  Patrick J. Dirk
                                  CHAIRMAN OF THE BOARD AND
                                  CHIEF EXECUTIVE OFFICER

March 16, 2001
Santa Ana, California

                                                                      APPENDIX A


                             AUDIT COMMITTEE CHARTER
                                TROY GROUP, INC.


ORGANIZATION
There shall be a committee of the Board of Directors (the "Board") of TROY Group, Inc. (the "Company") known as the audit committee (the "Committee"). This charter shall govern the operations of the Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board.

STATEMENT OF POLICY
The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors, if any, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

COMPOSITION AND QUALIFICATIONS
The members of the Committee shall be appointed by the Board and shall consist of at least three directors. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement or shall become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member's financial sophistication. All Committee members shall be "independent directors" as defined in Nasdaq Stock Market Rule 4200(a)(14), as it may be amended from time to time.

RESPONSIBILITIES AND PROCESSES
The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, resolve disagreements between management and the independent auditors or assure compliance with laws and regulations and the Company's corporate policies. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to react more effectively to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

- The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to stockholders' approval.

- The Committee shall discuss with the independent auditors and the internal auditors, if any, the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. In addition, the Committee shall discuss with management, the independent auditors and the internal auditors, if any, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors and the internal auditors, if any, with and without management present, to discuss the results of their examinations.

- The Committee shall review the interim financial statements with management and the independent auditors prior to public release of quarterly results or, if quarterly results are not released, prior to the filing of the Company's Quarterly Report on Form l0-Q. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair or other designated representative of the Committee may represent the entire Committee for the purposes of this review.

- The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including their judgment about the quality (not just acceptability) of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Further, the Committee shall indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K and shall review and approve the report required to be included in the Company's annual proxy statement.

                                     [LOGO]

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints Patrick J. Dirk and Del L. Conrad and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Troy Group, Inc. held of record by the undersigned on
February 28, 2001, at the Annual Meeting of Stockholders to be held on April 5,
2001, or any adjournment thereof    .

1.         ELECTION OF DIRECTORS
           To elect eight directors to serve until the next annual meeting.

Nominees:      Patrick J. Dirk            Brian P. Dirk                John B. Zaepfel                Gene A. Bier
               Robert S. Messina          Norman B. Keider             William P. O'Reilly            Dr. Harold L. Clark

               / / FOR all nominees       / / WITHHOLD AUTHORITY to
               (except as indicated)      vote for all nominees

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE OUT THAT NOMINEE'S NAME)

2.  RATIFICATION OF AUDITORS

    Proposal to ratify the appointment of McGladrey & Pullen, LLP as auditors for the fiscal year ending November 30, 2001.

/ /  FOR                   / /  AGAINST                 / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business, as may properly come before the meeting.

                           (CONTINUED ON OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                             Dated: ______________________, 2001

                                             Signature _________________________

                                             Signature if held jointly _________

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.